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Exhibit 5.4

CONSENT OF PHIL WILSON

In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), I, Phil Wilson, C. Eng, Vice-President, Technical, Franco-Nevada Corporation, hereby consent to the use of and references to name, and the inclusion and incorporation by reference in the Registration Statement of the information approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement.

Yours truly,

/s/ Phil Wilson

Phil Wilson, C. Eng
Vice-President, Technical, Franco-Nevada Corporation
Dated: November 16, 2015

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  Exhibit 5.4